Exhibit 23(c)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of United Dominion Realty Trust, Inc. on Form S-3 of our report dated February 27, 1998 (March 27, 1998 as to Note 12) appearing in the Annual Report on Form 10-K of ASR Investment, Inc. for the year ended December 1, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Phoenix, Arizona

December 4, 1998